UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 22, 2024

EXPEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37429	20-2705720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1111 Expedia Group Way W.
Seattle, Washington 98119
(Address of principal executive offices) (Zip code)
(206) 481-7200
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	EXPE	Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.05.    Costs Associated with Exit or Disposal Activities.
On February 22, 2024, Expedia Group, Inc. (the “Company”) committed to restructuring actions to recalibrate resources in light of the Company’s organizational and technological transformation. Subject to compliance with local consultation obligations where applicable, the restructuring actions are expected to result in a workforce reduction impacting approximately 1,500 employees and the communication of such actions to a portion of affected employees was commenced on February 26, 2024. Total pre-tax charges and cash expenditures associated with the restructuring actions, all of which are expected to be recorded in 2024, are expected to be $80 million to $100 million, and are predominately employee severance and compensation benefits costs.
This Current Report on Form 8-K contains forward-looking statements relating to the Company’s restructuring actions. These statements are subject to risks and uncertainties and are not guarantees of future performance. Many factors could cause actual results to differ materially from those expressed or implied by such statements. The “Risk Factors” section of our most recent Annual Report on Form 10-K, as well as our subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission also describe important factors that could cause the Company’s actual results to differ materially from those stated or implied in the Company’s forward-looking statements. All forward-looking statements are based on management’s current estimates, projections and assumptions, and except as required by law, the Company assumes no obligation to update them.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA GROUP, INC.

By:	/s/ Julie Whalen
Julie Whalen
Chief Financial Officer
Dated: February 26, 2024